Exhibit 23.4

Skubbs Holdings Limited
1 Commonwealth Lane, #09-11 One Commonwealth Singapore 149544

SENDER’S REF	RECIPIENT’S REF	DATE	PAGE

361510/00001	-	March 1, 2024	1/1

Dear Sirs,

LETTER OF CONSENT

1. INTRODUCTION

We are engaged as Malaysian legal counsel to Skubbs Private Limited, a company incorporated under the laws of Singapore and a wholly-owned subsidiary of Skubbs Holdings Limited (the “Company”), a company incorporated under the laws of the Cayman Islands in connection with the Company’s registration statement on Form F-1 filed with the United States Securities and Exchange Commission (the “SEC”), including all amendments or supplements thereto (the “Registration Statement”), under the U.S. Securities Act of 1933, as amended, relating to the public offering by the Company of its ordinary shares.

2. CONSENT

We hereby consent to the references to our name in such Registration Statement. Further, we hereby consent to the filing with the SEC of this consent letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Christopher & Lee Ong
Christopher & Lee Ong